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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the G-III Apparel Group, Ltd. 1997 Stock Option Plan and the G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors of our report dated March 18, 2004, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. included in its Annual Report (Form 10-K) for the year ended January 31, 2004, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

New York, New York
April 26, 2004